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                                                                   Exhibit 23.12

                                                Investment Banking

                                                Corporate and Institutional
                                                Client Group

                                                World Financial Center
                                                North Tower
                                                New York, New York 10281-1330
[LOGO OF MERRILL LYNCH]                         212 449-1600


     We hereby consent to the use of our opinion letter dated October 3, 1999 to the Board of Directors of TV Guide, Inc. included as Annex E to the Joint Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger between Gemstar International Group Limited and TV Guide, Inc. and to the references to such opinion in such Joint Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                               MERRILL LYNCH, PIERCE, FENNER & SMITH
                                            INCORPORATED


                               By:     /s/ JIM RATIGAN
                                   ---------------------------------
                                   Name:   Jim Ratigan
                                   Title:  Vice President



New York, New York
February 7, 2000